As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39 1098068 (I.R.S. Employer Identification No.)

433 Main Street
Green Bay, Wisconsin	54301
(Address of Principal Executive Offices)	(Zip Code)

Associated Banc-Corp

Employee Stock Purchase Plan

as amended and restated

(Full title of the plan)

Randall J. Erickson

Executive Vice President, General Counsel & Corporate Secretary

433 Main Street

Green Bay, Wisconsin 54301

(Name and address of agent for service)

(608) 238-8008

(Telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by Associated Banc-Corp (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  The information in the Registration Statements on Form S-8 relating to the Associated Banc-Corp Employee Stock Purchase Plan previously filed by the Registrant pursuant to the Securities Act (Registration Nos. 333-208104, 33-67436 and 33-152377) is hereby incorporated by reference into this Registration Statement.

Exhibits

5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on June 30, 2023.

Associated Banc-Corp

By:	/s/ Andrew J. Harmening
Andrew J. Harmening
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Andrew J. Harmening	President and Chief Executive Officer	June 30, 2023
Andrew J. Harmening	(principal executive officer)

/s/ Derek S. Meyer	Chief Financial Officer	June 30, 2023
Derek S. Meyer	(principal financial officer)

/s/ Tammy C. Stadler	Chief Accounting Officer	June 30, 2023
Tammy C. Stadler	(principal accounting officer)

Directors:

R. Jay Gerken, Judith P. Greffin, Michael J. Haddad, Andrew J. Harmening, Robert A. Jeffe, Eileen A. Kamerick, Gale E. Klappa, Cory L. Nettles, Karen T. van Lith and John (Jay) B. Williams

*By:	/s/ Randall J. Erickson	June 30, 2023
Randall J. Erickson
As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney
107	Filing Fee Table